Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FiscalNote Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001	Rule 457(c)	7,704,783	$1.28(2)	$9,862,122.24(2)	0.0001476	$1,455.65

Fees Previously Paid(3)	Equity	Class A Common Stock, par value $0.0001	Rule 457(c)	9,451,515	$0.96(3)	$9,073,454.40(3)		$1,339.24

	Total Offering Amounts					$9,862,122.24		$1,455.65

	Total Fees Previously Paid							$1,339.24

	Total Fee Offsets							$0

	Total Fees Due							$116.41

(1)

This Registration Statement on Form S-3 (this “Registration Statement”) covers (i) shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), of FiscalNote Holdings, Inc. (the “Company” or “Registrant”) issued or issuable upon conversion of, and interest accrued under, the Company’s convertible notes (the “Convertible Notes”) previously issued on December 8, 2023 and January 5, 2024 in an aggregate principal amount of approximately $6.3 million to the selling stockholder named in this Registration Statement, and based on an assumed $1.00 price per share of the Class A Common Stock for the Remaining Underlying Shares (as defined in this Registration Statement) (ii) the Partnership Shares (as defined in this Registration Statement) issued on April 11, 2024, and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Class A Common Stock that may become issuable by reason of any stock dividend, stock split or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price per Unit and the Maximum Aggregate Offering Price are based on the average of the high ($1.35) and low ($1.21) prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on April 11, 2024.

(3)

The Registrant previously paid $1,339.24 upon the initial filing of this Registration Statement (File No. 333-276498) with the Securities and Exchange Commission on January 12, 2024 with respect to an aggregate of 9,451,515 shares of Class A Common Stock, which such amount has been subsequently reduced to 7,704,783 shares. The “Proposed Maximum Offering Price Per Unit” was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high ($0.98) and low ($0.94) prices of the Class A Common Stock as reported on the New York Stock Exchange on January 11, 2024.